NEITHER THE SECURITIES REPRESENTED BY NEITHER THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

FORM OF PROMISSORY NOTE

$300,000	New York, New York	October 20, 2010

Titan Energy Worldwide, Inc., a Nevada corporation (the “Company”), for value received hereby promises to pay to [__________] or its registered assigns (the “Holder”), the sum of $300,000, or such other amount as shall then equal the outstanding principal amount hereof and all accrued and unpaid interest, as set forth below, on October 20, 2011 (the “Maturity Date”).   This Note shall be pre- payable at the Company’s option. Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder.

1.           Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i)          “Company” includes any corporation that, to the extent permitted by this Note, shall succeed to or assume the obligations of the Company under this Note.

(ii)          “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.           Interest. Until all outstanding principal and interest on this Note shall have been paid in full, interest on the unpaid principal balance of this Note shall accrue from the date hereof at the rate of ten percent (10%) (the “Initial Interest Rate”).  Interest will be payable on the Maturity Date.

3.           Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Company agrees to give the Holder prompt written notice of such event. The Holder may, so long as such condition exists or has not  been cured during the applicable cure period (whether or not the Holder has received notice of such event), declare the entire principal and unpaid accrued interest here on immediately due and payable, by notice in writing to the Company; provided that upon occurrence of an Event of Default specified in subsection (ii) below, all principal and interest shall automatically become immediately due and payable in full:

(i)           Failure by the Company to make any payment hereunder when due, which failure has not been cured within ten (10) days following such due date; or

(ii)           Any breach by the Company of any material representation, warranty or covenant in this Note which results in a Material Adverse Effect on the Company’s business, operations or financial condition; provided, that, in the event of any such breach, such breach shall not have been cured by the Company within 30 days after the earlier to occur of (a) written notice to the Company of such breach, and (b) the Company’s knowledge of such breach; or

(iii)           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iv)           If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

4.           Prepayment.  This Note may not be prepaid in full or in part without penalty.  In the event that the Company chooses to prepay this Note, the Company shall give the Holder 10 days to convert the Note on the terms set forth herein.  In the event that the Company’s common stock has a VWAP of below $.50 per share, the Company shall have the right to prepay this Note by paying a 10% premium to the principal amount and accrued but unpaid interest outstanding without affording the Holder the right to convert the Note.

4.1           Notices of Record Date, etc.  In the event of:

4.11           Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

4.1.2           Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

4.1.3           Any voluntary or involuntary dissolution, liquidation or winding-up of the Company; the Company will mail to the holder of this Note at least five (5) business days prior to the earliest date specified therein, a notice specifying:

4.1.3.1                       The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

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4.1.3.2                        The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5.           Conversion.   The Holder shall have the right to convert the principal amount of this Note and all accrued but unpaid interest of Common Stock of the Company at the lesser of (i) $.50 share, or (ii) at a 20% discount to the VWAP for the 20 business days prior to conversion.  Notwithstanding the above, there is a minimum conversion price of $.30 per share.  In the event that the Company consummates a Qualified Offering (as defined in the Offering Documents) the Holder shall have the right to convert the principal amount of this Note and all accrued but unpaid interest at the lesser of (i) $.50 per share or (ii) the Qualified Offering Price.  In the event that the Company gives notice to the Holder of its intent to prepay the Note, the Holder shall have five days to convert the Note.

6.           Assignment. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties. This Note may not be assigned or transferred by the parties except in accordance with the terms hereof.   This Convertible Note is nontransferable by the Noteholder without prior written approval of the Board of Directors of the Company.  Prior to the Board of Directors of the Company approving the sale of this Convertible Note to a third party, it must first be offered for sale to the Company for a period of 30 days.  If the Company fails to purchase this Convertible Note within the 30 day period, this Convertible Note must be next be offered for sale to all existing shareholders at a price equal to the price at which it was offered to the Company.  Existing shareholders have a further 30 days to purchase this Convertible Note.  If neither the Company nor existing shareholders agrees to purchase this Convertible Note within the prescribed period of time, the Noteholder may sell this Convertible Note to a third party, approved in writing by the Company, at a price equal to the face value of this Convertible Note.

7.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8.           Transfer of this Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, which counsel must be acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9.             Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

10.             Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth in this Note. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

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11.             No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby.

12.             Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 12 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.

13.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

14.             Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

15.             Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this ________ day of October, 2010.

Titan Energy Worldwide, Inc.

By:
Name:	Jeffrey Flannery
Title:	Chief Executive Officer

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Exhibit A

CONVERSION FORM

TO:	Titan Energy Worldwide, Inc.
10315 Grand River, Suite 302
Brighton, MI 48116

The undersigned, hereby irrevocably elects to convert the principal amount of this Convertible Note at a conversion price of $______ per share.  The undersigned hereby agrees that upon conversion, the entire principal due on this Convertible Note shall be deemed fully paid and the Convertible Note will be cancelled in full. The Company shall have no obligation with respect to any principal payments after the Effective Date.

Instructions for Registration of Stock

NAME: _______________________________________________________________________

ADDRESS: ___________________________________________________________________

TELEPHONE:  ________________________________________________________________

EMAIL:   ___________________________________________________________________

AMOUNT TO BE CONVERTED  $_________________________________________

DATED: ___________________________________________________________________

___________________                                                                                     ___________________

PRINT NAME                                                                                      SIGNATURE

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THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND SHALL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITY LAWS. THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

TITAN ENERGY WORLDWIDE, INC.
FORM OF COMMON STOCK PURCHASE WARRANT
Original Issue Date:  October 20, 2010
This Warrant is Issued to:

[__________________]

(hereinafter called the “Holder,” which term shall include the Holder’s legal representatives, heirs, successors and assigns) by  Titan Energy Worldwide, Inc., a Nevada corporation (hereinafter referred to as the “Company”).  This Warrant may be transferred by the Holder only in accordance with the provisions of Section 11.

1.           Exercise of Warrant.  (a) For value received by the Company from the offering of its securities, and subject to the terms and conditions hereinafter set forth, the Holder is entitled to exercise this Warrant in whole or in part, to purchase 300,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”) at an exercise price equal to the lesser of (i) $.60 or (ii) the Qualified Offering Price (as defined in the Offering Documents, of which this Warrant is included as an Exhibit) (the “Exercise Price”), at any time on or before the earlier of (i) 5:00 p.m., New York time, on the day occurring five (5) years from October 20, 2010 (the “Expiration Date”) or, if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day that shall not be such a day.  To exercise this Warrant, the Holder shall present and surrender this Warrant (with the exercise notice (the “Exercise Notice”) form annexed hereto duly executed) at the office of the Company at, 10315 Grand River, Suite 302, Brighton, MI 48116, or such other office in the United States of which the Company shall notify the Holder hereof in writing.  In the event that the Company consummates a Qualified Offering, it will give the Holder notice of the Qualified Offering Price.

2.           Issuance of Stock Certificates.  As promptly as practicable after surrender of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Common Stock, in certificates of such denominations and in such names as the Holder may specify.

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3.           Payment of Applicable Exercise Price.  Payment of the Applicable Exercise Price shall be made by check made payable to the order of the Company or wire transfer of immediately available funds to a bank account designated by the Company.

4.           Adjustment for Dividends, Distributions, Subdivisions, Combinations, Mergers, Consolidations or Sale of Assets.

4.1Manner of Adjustment.

(a)           Stock Dividends, Distributions or Subdivisions.  In the event the Company shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Applicable Exercise Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately increased.

(b)           Combinations or Consolidations.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Applicable Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately decreased.

(c)           Adjustment for Reclassification, Exchange or Substitution.  In the event that the class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than any event addressed by Sections 4.1(a), 4.1(b) or 4.1(d)), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of the class of securities into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(d)           Adjustment for Merger, Consolidation or Sale of Assets.  In the event that the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of Common Stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

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4.2           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Applicable Exercise Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4.3           Closing of Books.  The Company shall at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely and proper issuance of such shares.

5.           Covenants of the Company.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of the class of securities issuable upon exercise of this Warrant to provide for the exercise of such rights.  All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

6.           No Rights as Shareholder Until Exercise.  This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant at the office of the Company pursuant to the provisions of this Warrant, the Holder shall forthwith be deemed a stockholder of the Company in respect of the securities for which the Holder has so subscribed and paid.

7.           No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Applicable Exercise Price or in the number of shares issuable upon its exercise.  A Warrant issued after any adjustment or any partial exercise or upon replacement may continue to express the same Applicable Exercise Price and the same number of shares (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Applicable Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

8.           Addresses for Notices.  All notices, requests, consents and other communications hereunder shall be in writing, either delivered in hand or mailed by registered or certified mail, return receipt requested, or sent by facsimile, and shall be deemed to have been duly made when delivered:

If to the Holder, to the Holder’s address as shown on the books of the Company; or

If to the Company, to the address set forth on the first page of this Warrant.

9.           Substitution.  In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial Holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

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10.           Transfer Restrictions.  This Warrant shall not be transferable by the Holder and shall be exercisable only by the Holder.  Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Section 10, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

11.           Taxes.  The Company makes no representation about tax treatment to the Holder with respect to receipt or exercise of the Warrant or acquiring, holding or disposing of the Common Stock, and the Holder represents that the Holder has had the opportunity to discuss such treatment with the Holder’s tax advisers.

12.           Remedies.  Each party stipulates that the remedies at law in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are and shall not be adequate, and that such terms may be specifically enforced by a decree for that specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13.           Governing Law.  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to its principles of conflicts of laws.

14.           Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.

[Remainder of page intentionally left blank.]

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* * *

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed this ______day of October, 2010.

4.	TITAN ENERGY WORLDWIDE, INC.

By:

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EXERCISE NOTICE

TITAN ENERGY WORLDWIDE, INC.

Warrant No. ______
Original Issue Date: October __, 2010

Ladies and Gentlemen:

(1)           The undersigned hereby elects to exercise the above-referenced Warrant with respect to ____________ shares of Common Stock.  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of shares of Common Stock determined in accordance with the terms of the Warrant.

(5)           By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 4 of this Warrant to which this notice relates.

HOLDER:

(Print name)

By:

Title: